                                                                  EXHIBIT 10.37

THIS LEASE made the twentieth of December, One thousand nine hundred and ninety-six BETWEEN

(1) THE NORWICH UNION LIFE INSURANCE SOCIETY whose registered office is situate at Surrey Street in the City of Norwich (hereinafter called "the Landlord")

(2) QUINTILES (UK) LIMITED whose registered office is at Indigo House 29 Bedford Street London WC2E 9RT (hereinafter called "the Tenant")

(3) QUINTILES TRANSNATIONAL CORPORATION of PO Box 13979 Research Triangle Park North Carolina 27708-3979 U.S.A. (hereinafter called "the Surety") WITNESSETH as follows:-

1.      DEFINITIONS

        IN these presents except as otherwise provided or where the context otherwise requires:-


1.1 "Base Rate" means the base lending rate of Barclays Bank plc or should such rate cease to exist or be published in its present form such other rate of interest as the parties shall agree is most closely comparable to such rate and in default of agreement such rate as shall be determined by a Chartered Accountant who shall act and be deemed to act as an expert and shall be appointed in the absence of agreement between the Landlord and the Tenant by the President for the time being of the Institute of Chartered Accountants in England and Wales on the application of either party

1.2 "the Building" means the development at the corner of High Street and The Ring Bracknell in the County of Berkshire shown within the blue edging on the plan numbered 1 attached hereto

1.3 "the Car Park" means the underground car park forming part of the Building

1.4 "the Common Parts" means all parts of the Building the occupation or control of which shall be retained by the Landlord or which are from time to time designated by the Landlord for common use and not intended to be let or demised and shall include without prejudice to the generality of the foregoing all of the following which may from time to time be comprised in or appurtenant to

        Tenant's own risk and it will reimburse the Landlord with any additional expense incurred in the provision of services or any increased insurance premium payable

8. The Tenant will advise the Landlord immediately should any of the said keys be lost or misplaced and if such keys shall be lost or misplaced and the Landlord considers it necessary to change the locks to the doors of the Building then the cost incurred will be borne by the Tenant

9. On the expiration or sooner determination of this Lease for any reason whatsoever or in the case of any assignment or underletting of the Demised Premises the keys are to be returned forthwith to the Landlord

10. The Tenant will observe all requirements communicated to it on the Landlord's behalf and comply with any reasonable regulations that the Landlord may from time to time impose in connection with the use of the Building outside the specified hours


EXECUTED AS A DEED (but not        )
delivered until the date inserted  )
above) and the COMMON SEAL         )                   [SEAL]
of THE NORWICH UNION LIFE          )
INSURANCE SOCIETY affixed in       )
the presence of:-                  )

                                        Authorised Signatory



                                        Assistant Secretary

                             [QUINTILES LETTERHEAD]

          This is hereby certified to be a true copy of the original Signed /s/ Medaphis
          Dated 20/12/96

                                                                20 December 1996



Dear Sirs,

THIRD FLOOR RINGSIDE 79 HIGH STREET BRACKNELL BERKSHIRE

This letter is supplemental to a Lease of even date herewith and made between the Norwich Union Life Insurance Society (1) Quintiles (UK) Limited (2) and Quintiles Transnational Corporation (3) ("the Lease").

In consideration of your today completing the Lease we hereby covenant to notify you immediately upon the occurrence at any time while the Lease is vested in us of either of the following events and to indemnify you against any reasonable and proper costs incurred by you as a consequence of our failure to do so: ceasing to be a taxable person for the

1.      Our ceasing to be a taxable person for the purposes of Value Added Tax.

2. The rate at which we are able to recover Value Added Tax (in respect of supplies made from the above named premises or generally) altering such as to permit or prevent (as the case may be) any election made or which might be made by you under paragraph 2 of Schedule 10 of the Value Added Tax Act 1995 applying to the grant of the Lease or to the supplies made to us under the Lease.

Yours faithfully,

/s/
-------------------------------
SIGNED FOR AND on BEHALF
QUINTILES (UK) LIMITED

                            DATED 20TH DECEMBER 1996
                            ------------------------


                             THE NORWICH UNION LIFE
                                INSURANCE SOCIETY

                                       TO

                             QUINTILES (UK) LIMITED




                                      LEASE

                                       Of

                        Office Premises on third floor of
                            "Ringside" 79 High Street
                               Bracknell Berkshire



                              [NORWICH UNION LOGO]

                                 Property Legal
                                 Surrey Street
                                     Norwich

                            DATED               1996
                            ------------------------



                             THE NORWICH UNION LIFE
                                INSURANCE SOCIETY

                                       TO

                             QUINTILES (UK) LIMITED


COUNTERPART/

                                      LEASE

                                       Of

                        Office Premises on third floor of
                            "Ringside" 79 High Street
                               Bracknell Berkshire




                              [NORWICH UNION LOGO]

                                 Property Legal
                                  Surrey Street
                                     Norwich

THIS LEASE made the      day of          One thousand nine hundred and
ninety-six BETWEEN

(1) THE NORWICH UNION LIFE INSURANCE SOCIETY whose registered office is situate at Surrey Street in the City of Norwich (hereinafter called "the Landlord")

(2) QUINTILES (UK) LIMITED whose registered office is at Indigo House 29 Bedford Street London WC2E 9RT (hereinafter called "the Tenant")

(3) QUINTILES TRANSNATIONAL CORPORATION of PO Box 13979 Research Triamgle Park North Carolina 27708-3979 U.S.A. (hereinafter called "the Surety") WITNESSETH as follows:-

1.      DEFINITIONS

        IN these presents except as otherwise provided or where the context otherwise requires:-

        1.1 "Base Rate" means the base lending rate of Barclays Bank plc or should such rate cease to exist or be published in its present form such other rate of interest as the parties shall agree is most closely comparable to such rate and in default of agreement such rate as shall be determined by a Chartered Accountant who shall act and be deemed to act as an expert and shall be appointed in the absence of agreement between the Landlord and the Tenant by the President for the time being of the Institute of Chartered Accountants in England and Wales on the application of either party

        1.2 "the Building" means the development at the comer of High Street and The Ring Bracknell in the County of Berkshire shown within the blue edging on the plan numbered 1 attached hereto

        1.3 "the Car Park" means the underground-car park forming part of the Building

        1.4 "the Common Parts" means all parts of the Building the occupation or control of which shall be retained by the Landlord or which are from time to time designated by the Landlord for common use and not intended to be let or demised and shall include without prejudice to the generality of the foregoing all of the following which may from time to time be comprised in or appurtenant to the Building namely the Common Service Media (but excluding the Tenants Service Media) party and perimeter walls all doors within and on the boundaries of the Building landscaped areas loading and unloading facilities entrance ways halls corridors, passages stairways lifts fire escape ways access roads ramps sign and notice boards toilet facilities air conditioning ventilation heating and cooling plant and machinery fire precaution and alarm system sprinklers

        1.5 "the Common Service Media" means the common water courses water supply pipes waste water pipes sewer pipes drains sewers gutters downpipes sprinkler systems gas pipes fuel pipes oil pipes electricity cables telephone cables ducts conduits flues wires and all other common conducting media plant equipment meters and apparatus which now are or may during the period of eighty years from the date hereof be in upon through under or over the Building for the provision or supply of services serving the Building or any part thereof and where applicable serving in common any adjoining or adjacent building or premises

        1.6 "the Demised Premises" means ALL THOSE premises shown edged red on the plan numbered 2 annexed hereto which premises include

                1.6.1 the internal surfaces and finishes of the walls and columns therein bounding the Demised Premises

                1.6.2 the floor finishes down to but excluding the structural slab

                1.6.3 the ceiling finishes up to and excluding the underside of the structural slab but including any light fittings grilles and false ceilings

                1.6.4 all internal faces of the window frames window furniture doors door frames and door furniture

                1.6.5 the entirety of all non-structural or non-load-bearing walls and columns situate entirely within the Demised Premises

                1.6.6 all Landlord's fixtures and fittings plant machinery apparatus and equipment (if any) now or at any time in or upon the Demised Premises

                1.6.7   all additions alterations and improvements made thereto

                1.6.8 the Tenants Service Media but excludes (for the avoidance of doubt)

                1.6.9 all structural columns slabs walls and members (including the facade of the Building) the Common Service Media and any service media exclusively serving other premises and any fire precaution and alarm systems

        1.7 "the Insured Risks" means the risks of fire explosion riot civil commotion malicious damage aircraft and other aerial devices and articles dropped therefrom and such additional risks as may from time to time be reasonably required by the Landlord

        1.8 "the Landlord" means the person in whom the reversion for the time being immediately expectant on the determination of the Term is vested

        1.9 "the Office Block" means the office block known as "Ringside" 79 High Street Bracknell forming part of the Building

        1.10 "the Planning Acts" means the Town & Country Planning Act 1990 and any subsequent legislation of a similar nature and any Statutory Instrument Order or Direction made or issued pursuant thereto

        1.11 "the Tenant" includes the successors in title of the Tenant and where more than one person is party hereto as tenant includes all or either or any of such persons and their liability in respect of the obligations on the part of the Tenant contained or implied herein shall be joint and several

        1.12 "the Tenants Service Media" means all drains pipes flues wires cables meters gutters and sewers and all other conducting media plant equipment and apparatus exclusively serving the Demised Premises (whether the same are within the Demised Premises or any adjoining or adjacent premises owned by the Landlord) save those of statutory undertakers

        1.13 "the Term" means the term hereby created and includes any statutory continuation or extension thereof

        1.14 Any references to a specific statute include any statutory extension or modification amendment or re-enactment of such statute and any general reference to "statute" or "statutes" includes any regulations or orders made under such statute or statutes

2. DEMISE

        THE Landlord HEREBY DEMISES unto the Tenant ALL THOSE the Demised Premises TOGETHER with the rights set out in the First Schedule hereto EXCEPT AND RESERVING unto the Landlord and all other persons entitled thereto the matters set out in the Second Schedule hereto TO HOLD unto the Tenant for the term from the Twenty-fifth day of December One thousand nine hundred and ninety-six until the Thirtieth day of November Two thousand and eight (determinable as hereinafter provided) YIELDING AND PAYING therefor the principal yearly rent of ONE HUNDRED AND FORTY TWO THOUSAND FIVE HUNDRED POUNDS (Pounds 142,500) (capable of increase as provided in the Third Schedule hereto) and the additional yearly rent payable in accordance with the Fourth Schedule hereto such rents clear of all deductions to be paid by equal quarterly payments in advance on the usual quarter days in every year the first of such payments of the principal rent to be made on the Twenty-fifth day of December One thousand nine hundred and ninety-six and to be in respect of the period from the said Twenty-fifth day of December One thousand nine hundred and ninety-six to the next following quarter day

3. TENANT'S COVENANTS

        THE Tenant hereby covenants with the Landlord as follows:-

        3.1     Rent

                To pay the said rent or rents at the times and in the manner aforesaid without any deductions


        3.2     Rates and outgoings

                3.2.1 To pay and discharge all existing and future rates taxes duties charges assessments and outgoings payable in respect of the Demised Premises whether by the owner or occupier and also all charges for water electricity and gas used on the Demised Premises and in case any rate tax duty charge assessment or outgoing shall be assessed charged imposed upon or payable in respect of the Demised Premises jointly with other premises or the water electricity or gas shall be metered jointly with that used on other premises or any rate or charge for water shall be assessed on or payable in respect of the Building or any lavatories or water-closets therein used by the Tenant in common with others to pay to the Landlord on demand a fair proportion to be settled in case of difference by the Landlord's surveyor acting reasonably (except such as are payable on a disposal of any interest in reversion to this Lease)

                3.2.2 As soon as the same shall come to the notice of the Tenant the Tenant shall notify the Landlord of any actual or proposed change in the details of or reference to the Demised Premises (or any part thereof or any hereditament of which the Demised Premises form part) in the local non-domestic rating list and of any material change in circumstances by reference to which any such change has been is being or might be proposed

                3.2.3 The Tenant shall not make in relation to the local non-domestic rating list any proposal concerning the listing of the Demised Premises (or any part thereof or any hereditament of which the Demised Premises form part) without first having written details of such proposal to the Landlord

        3.3     Costs of Notices

                3.3.1 To pay all reasonable costs charges and expenses (including solicitors' costs and disbursements and surveyors' fees) properly incurred by the Landlord

                        3.3.1.1 for the purpose of incidental to or in
                                contemplation of the preparation and service of a notice whether under Section 146 of the Law of Property Act 1925 and/or Section 147 of that Act or pursuant to the provisions hereof requiring the Tenant to remedy a breach of any of the Tenant's covenants herein contained (and including the costs (where appropriate) of the preparation and service of a schedule of dilapidations whether before or after the expiration of the Term) notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court and

                        3.3.1.2 in the recovery or attempted recovery of arrears
                                of rent or other sums due from the Tenant whether by distress levied upon the Tenants goods in the Demised Premises or otherwise

                        3.3.1.3 in respect of any action reasonably taken by or
                                on behalf of the Landlord in order to prevent or procure the remedying of any breach or non-observance or non-performance of any of the covenants conditions or agreements herein contained and on the part of the Tenant to be observed and performed

                3.3.2 to pay all reasonable costs and expenses (including solicitors costs and disbursements and surveyors' fees) properly incurred by the Landlord in considering and (if such be the case) granting consent licence or approval to any request or application for the Landlord's consent licence or approval to any matter in respect of which the Tenant seeks such consent licence or approval hereunder whether or not the request or application is withdrawn or refused or preferred subject to any lawful qualification or condition

        3.4     Signboard

                To pay within 21 days of demand to the Landlord the cost incurred by the Landlord in writing in the general style adopted by the Landlord for the Office Block the name of the Tenant and the situation of the Demised Premises on such name board and in such other situations within the Office Block as the Tenant shall desire and the Landlord shall approve

        3.5     Entry by Landlord

                To permit the Landlord its agents and employees and all persons authorised by the Landlord with or without workmen and equipment to enter the Demised Premises at all reasonable times by appointment except in the event of emergency and then at any time -

                3.5.1 to take inventories of the Landlord's fixtures therein or

                3.5.2 to view the state of repair and condition of the Demised Premises

                3.5.3 to inspect repair maintain decorate clean improve or alter any adjoining or adjacent property and any areas structures or things (if any) the maintenance of which is the responsibility of the Landlord hereunder but only to the extent that this cannot be done without entering the Demised Premises

                3.5.4 to enable the Landlord to comply with its covenants hereunder or

                3.5.5   to prepare a Schedule of dilapidations or

                3.5.6 to exercise the rights excepted and reserved hereunder or

                3.5.7 to ascertain that the covenants and conditions of this Lease have been observed and performed

                PROVIDED THAT the Landlord shall make good as soon as reasonably practicable any damage done to the Demised Premises and shall cause as little interruption to the Tenant's business as reasonably possible but the Tenant shall not be entitled to compensation for any inconvenience occasioned by such entry

        3.6     Repair

                To keep the Demised Premises (including without prejudice in any way to the foregoing words all doors window furniture window stays the inner sills to windows inner framing and glazing beads and whole of any secondary double glazing units floors ceilings and plaster and other finishes to walls pipes and electrical and gas installations from the points where the supplies enter the meters serving the demised premises) in good and tenantable repair and condition (damage by any of the Insured Risks excepted and the Tenant need not remedy but the Landlord will remedy at its own expense any defect in design or construction revealed by the 30th November 1998) and in such repair and condition (except as aforesaid) to yield up the same at the expiration or sooner determination of the Term

                AND in particular to clean treat repair or maintain in accordance with the manufacturers requirements (such requirements to be notified to the Tenant in writing by the Landlord) any part of the Demised Premises specified in writing by the Landlord and to indemnify and keep indemnified the Landlord against the consequences of failure so to do including (without limitation) the consequences of invalidating any guarantee or warranty given by the manufacturer or supplier of any such part

        3.7     Repairs after notice

                Within 21 days or sooner if requisite and possible after receipt of written notice requiring the Tenant so to do to commence and diligently to proceed to repair such defects and wants of reparation as shall be specified in such notice and for which the Tenant is liable hereunder And if the Tenant shall fail so to do it shall be lawful for the Landlord and its workmen to enter the Demised Premises with all necessary equipment to carry out such repairs and all expenses incurred thereby shall be paid by the Tenant to the Landlord forthwith on demand as liquidated damages and the Tenant shall keep the Landlord indemnified against all costs claims actions or demands that may arise from the existence or remedying of any such defects or wants of reparation or the exercise of (or entitlement to exercise) the right of entry hereby reserved including without prejudice to the generality of the foregoing any liability arising under
                Section 4 of the Defective Premises Act 1972

        3.8     Defects etc

                Upon any defect or want of repair for which the Landlord is responsible pursuant to Clause 4.1 hereof coming to the notice of the Tenant forthwith to give written notice thereof to the Landlord

        3.9     Statutory Works

                To do and execute or cause to be done or executed all such works and things as under or by virtue of any enactment or statutory instrument or any notice order or direction given or made pursuant thereto for the time being in force are or shall be directed or necessary to be done or executed upon or in respect of the Demised Premises or any part thereof whether by owner or occupier landlord or tenant and not to do suffer or omit anything in contravention thereof and at all times to keep the Landlord indemnified against all claims demands and liability in respect thereof

        3.10    Observe rules and regulations

                To abide by and observe all reasonable and proper general rules and regulations for the conduct of the tenants of the Building laid down by the Landlord from time to time and notified in writing to the Tenant a copy of those (if any) in force at the date hereof being annexed hereto

        3.11    Decoration

                Once in every five years of the Term and in any event immediately before giving up possession of the Demised Premises to paint with two coats of good quality paint paper emulsion grain varnish or otherwise treat to the reasonable satisfaction in each case in all respects of the Landlord's surveyor (and where appropriate in accordance with the manufacturers requirements) such parts of the interior of the Demised Premises as have been previously or usually or which ought to be so treated

        3.12    Cleaning

                To keep the interior of the Demised Premises properly cleaned and to clean the windows of the Demised Premises both inside and out at least once every month

        3.13    Planning

                3.13.1 To comply in all respects with the provisions and requirements of the Planning Acts and of all consents permissions and conditions (if any) granted or imposed or having effect thereunder so far as the same respectively relate to or affect the Demised Premises or any part thereof or any operations works acts or things already or hereafter to be carried out executed done or omitted thereon or the use thereof for any purpose

                3.13.2 So often as occasion shall require at the expense in all respects of the Tenant to obtain all such consents and permissions (if any) as may be required for the carrying out of any operations on the Demised Premises or the institution or continuance thereon of any use thereof which may constitute development within the meaning of the Planning Acts but so that no application for planning permission shall be made without the previous written consent of the Landlord which consent shall not be unreasonably withheld or delayed

                3.13.3 To pay and satisfy any charge that may hereafter be imposed under the Planning Acts in respect of the carrying out or maintenance of any such operations or the institution or continuance of any such use as aforesaid

                3.13.4 Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out or make any alteration or addition to the Demised Premises or any change of use thereof (being an alteration or addition or change of use which is prohibited by or for which the Landlord's consent is required to be obtained under this Lease and for which a planning permission needs to be obtained) before a planning permission therefor has been produced to the Landlord and acknowledged by it in writing as satisfactory to it But so that the Landlord may refuse so to express its satisfaction with any such planning permission on the ground that the period thereof or any condition contained therein or anything omitted therefrom in the reasonable opinion of its surveyor would be or be likely to be prejudicial to its interest in the Demised Premises whether during the Term or follow the determination or expiration thereof


                3.13.5 Unless the Landlord shall otherwise direct to carry out and complete before the expiration or sooner determination of the Term any works stipulated to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission granted for any development begun before such expiration or sooner determination

                3.13.6 If and when called upon so to do to produce to the Landlord or its surveyor all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this covenant have been complied with in all respects

        3.14    Letting and sale notices

                Where the Tenant has lost or is not pursuing its rights to renew this Lease under the terms of the Landlord and Tenant Act 1954 or otherwise or where the Landlord has indicated that it will oppose any such renewal to permit the Landlord or its agent at any time during the Term to put up boards or notices at or on the Demised Premises advertising that the Landlord's interest in the Building is for sale and during the last three months before the expiration or sooner determination of the Term to put up boards or notices at or on the Demised Premises stating that the Demised Premises are to let which boards or notices shall not unreasonably obstruct any light or air to the Demised Premises and shall not be interfered with by the Tenant and to admit prospective purchasers or tenants who have written authority from the Landlord to view the Demised Premises during ordinary business hours causing as little interruption to the Tenant's business as reasonably possible

        3.15    Notices

                Within seven days of the service thereof to give full particulars to the Landlord of any notice order or proposal therefor relating to or affecting the Demised Premises given made or issued by any competent authority and without delay to comply with the same PROVIDED that if the Landlord so requires in writing the Tenant will join with the Landlord in objecting to or contesting the same

        3.16    Telecommunications Act 1984

                Without prejudice to any other provisions of this Lease to give notice to the Landlord of any rights to be granted by the Tenant pursuant to the Telecommunications Act 1984 and full details of any works to be carried out prior to or as a result of the grant of such rights and (unless such rights or works shall have been approved by the Landlord under any other provision of this Lease) to withhold any agreement in writing by the Tenant to such rights or works for so long as it shall be competent to the Tenant so to do or for so long as shall be necessary to afford the Landlord a reasonable opportunity to make representations to the operator (as in the said Act defined) concerning any aspect of the rights or works which may affect the Landlord or any other tenant of the Landlord (whichever period shall be the shorter)

        3.17    Alterations

                Not to make or suffer to be made any alterations in the construction or arrangement of the Demised Premises or the external appearance thereof or to cut maim or injure or permit or suffer to be cut maimed or injured any of the walls columns or structural members of the Demised Premises and in the event of non-observance to remove any such alterations and make good and restore the Demised Premises to their former state within twenty-one days of the Landlord giving written notice to the Tenant so to do PROVIDED THAT if the Tenant shall so fail to do it shall be lawful for the Landlord and its workmen to enter the Demised Premises with or without all necessary equipment to so remove such alterations make good and so restore the Demised Premises and all expenses incurred or sustained thereby shall be paid by the Tenant to the Landlord on demand as liquidated damages and the Tenant shall keep the Landlord indemnified against all costs claims actions or demands that may arise from the existence of such alterations or such removal making good and restoration and the exercise of the right of entry hereby reserved PROVIDED THAT (subject always to Clause 3.31 hereof) this prohibition shall not prevent the Tenant from erecting or altering internal non-structural partitioning with the previous consent in writing of the Landlord (which consent shall not be unreasonably withheld or delayed)

        3.18    User

                Not to use or suffer the use of the Demised Premises as a betting office or as offices in connection with any public or social service dealing with the payment of benefits to the public nor otherwise than as high class offices

        3.19    Alienation

                3.19.1 Not to assign underlet or charge part only of the Demised Premises

                3.19.2 Not to assign the whole of the Demised Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld and which shall if the Landlord requires take the form of a formal licence under hand) provided that the Landlord shall be entitled:-

                        3.19.2.1 to withhold its consent in any of the
                                 circumstances set out in clause 3.19.4

                        3.19.2.2 to impose all or any of the matters set out in
                                 clause 3.19.5 as a condition of its consent

                3.19.3 The provisos to clause 3.19.2 shall operate without prejudice to the right of the Landlord to withhold such consent on any other ground or grounds where such withholding of consent is reasonable or to impose any further condition or conditions upon the grant of consent where the imposition of such condition or conditions is reasonable

           3.19.4 The circumstances referred to in clause 3.19.2 are as follows:-

                      3.19.4.1 where the assignee is an associated company of the Tenant unless that associated company is of no lesser financial strength than the Tenant at the date of the application for consent to assign

                      3.19.4.2 where in the reasonable opinion of the Landlord it has not been satisfactorily demonstrated that the proposed assignee is able and likely to perform and observe and will be able and likely to perform and observe the tenant's covenants and obligations under this Lease and any deed which has then been entered into supplemental or pursuant to this Lease

                      3.19.4.3 Where the proposed assignee enjoys diplomatic or state immunity

                      3.19.4.4 Where the assets of the proposed assignee upon which any reasonable assessment of financial strength is based are not in the United Kingdom or some other jurisdiction with which there is subsisting with the United Kingdom a system of reciprocal enforcement of judgements

           3.19.5. The conditions refrred to in clause 3.19.2 are as follows:-

                      3.19.5.1 the execution and delivery to the Landlord prior to or contemporaneously with the assignment in question of a deed of guarantee in the form set out in the Fifth Schedule hereto (being an authorised guarantee agreement within Section 16 of the Landlord and Tenant (Covenants) Act 1995)

                      3.19.5.2 the payment to the Landlord of all rents and other sums which have fallen or which fall due under this Lease prior to the date of the assignment

           3.19.6 Not to underlet hold in trust part with or share possession or occupation of the Demised Premises or any part thereof except to the extent permitted under this clause

           3.19.7 Not to underlet the Demised Premises as a whole unless each of the following conditions is fulfilled:-

                      3.19.7.1 the Tenant obtains the prior written consent of the Landlord (such consent not to be unreasonably withheld)

                      3.19.7.2 the intended undertenant enters into a covenant by deed with the Landlord to observe and perform all the covenants herein contained and on the Tenant's part to be observed and performed (except the covenant to pay the rent reserved by this Lease)

                      3.19.7.3   the intended Underlease:-


                                 3.19.7.3.1 is granted without any fine or
                                            premium and at the open market
                                            rental value at the time of the
                                            grant of the underlease

                                 3.19.7.3.2 contains provisions for the upwards
                                            only review of the rent reserved by
                                            such underlease on the same terms
                                            and occurring at least as frequently
                                            as under this Lease

                                 3.19.7.3.3 contains covenants conditions and
                                            provisions no less onerous than
                                            those imposed on the Tenant by or
                                            pursuant to this Lease (except the
                                            covenant to pay the rent reserved by
                                            this Lease)

                                 3.19.7.3.4 contains a covenant by the
                                            undertenant with the Tenant not to
                                            assign charge underlet hold in trust
                                            part with or share possession or
                                            occupation of the Demised Premises
                                            or any part thereof Provided that
                                            the undertenant may assign or charge
                                            the
                                            whole of the Demised Premises with
                                            the prior written consent of the
                                            Landlord (such consent not to be
                                            unreasonably withheld)

                                 3.19.7.3.5 contains a covenant prohibiting the
                                            undertenant from doing or suffering
                                            any act or thing on or in relation
                                            to the Demised Premises underlet
                                            inconsistent with or in breach of
                                            the provisions of this Lease

                                 3.19.7.3.6 contains a condition for re-entry on
                                            breach of any covenant by the
                                            undertenant

           3.19.8     In relation to any permitted underlease to ensure that:-

                      3.19.8.1 all the covenants and obligations of the undertenant thereunder are enforced

                      3.19.8.2 the rent reserved by any underlease is neither reduced or commuted nor payable further in advance than provided for by that underlease

                      3.19.8.3 the rent reserved by any underlease is reviewed in accordance with its terms but the same shall not be agreed without the prior written consent of the Landlord (such consent not to be unreasonably withheld)

                      3.19.8.4 there is no waiver of any breach on the part of any undertenant and no variation in the terms or a surrender of any underlease without the prior written consent of the Landlord (such consent not to be unreasonably withheld)

                      3.19.8.5 every such underletting shall include rights to use all the said car parking spaces

                      3.19.8.6 the Tenant and the prospective undertenant first obtain from the Court an Order pursuant to section 38(4) of the Landlord and Tenant Act 1954 (as amended by the Law of Property

                                 Act 1969) authorizing the inclusion in the proposed underlease of a provision that the terms of sections 24 to 28 of the said Act of 1954 shall be disregarded in relation to the said underletting and that the said underlease includes such a provision

           3.19.9 Within one month after any assignment charge underletting or other disposition of the Demised Premises or of a devolution thereof in case of death to supply to the Landlord for registration two certified copies of every such assignment charge underlease instrument probate or letters of administration and pay to the Landlord a reasonable fee (but not less than twenty-five pounds) for every such registration

           3.19.10 Within fourteen days of being requested so to do by the Landlord to give written notice to the Landlord of the names and addresses or registered offices of all persons or companies in occupation of the Demised Premises the rent review date or dates in any underleases relating to the Demised Premises and the rent or rents currently paid by such occupiers

3.20 Lavatories

           Not to use or suffer the use of the lavatories and water-closets for the disposal of refuse oil grease or any deleterious objectionable dangerous poisonous or explosive matter or substance or for any purpose which may cause a stoppage in the pipes connecting the lavatory basins and water-closets with the waste water pipes and soil pipes or in such waste water pipes and soil pipes

3.21 Nuisance

           Not to do or permit or suffer to be done upon the Demised Premises or the Car Park or any area over which the Tenant is granted rights under this Lease anything which may be or tend to be illegal or a nuisance annoyance or disturbance or cause damage to the Landlord or any of the occupants of the Building or the adjoining or adjacent property

3.22 Obstruction

           Not to place or deposit anything in or to obstruct or to suffer anything to be placed or deposited or any obstruction to be made in the vestibules passages and staircases or the Car Park the forecourt areas yards and fire escapes of the Building or to cover up or obstruct or suffer to be covered up or obstructed any glass windows or partitions in any manner whatsoever

3.23 Floor loading

           Not to overload the floors and where a loading capacity is prescribed by the Landlord's surveyor not to exceed such prescribed loading capacity

3.24 Auction

           Not to hold or suffer to be held any auction assembly or public meeting upon the Demised Premises

3.25 Machinery, etc

           Not to store or place or suffer to be stored or placed in or about the Demised Premises any articles or materials of a specially combustible inflammable or dangerous nature or any machinery or mechanical or electrical/electronic equipment other than small machines or mechanical or electrical/ electronic equipment generally used in offices subject at all times to the provisions of Clause 3.23 hereof

3.26 Signs etc

           Not without the written consent of the Landlord to affix paint or exhibit or suffer to be affixed painted or exhibited on the exterior of the Demised Premises or the Office Block or on or from the windows vestibules passages or staircases thereof any flag signboard placard poster or advertisement or show of business whatsoever

3.27 Hours of use etc

           Not to sleep nor suffer anyone to sleep upon the Demised Premises nor to use or suffer the use of the same or any part thereof for residential purposes nor to use or suffer the same to be used for any purpose whatsoever on Sundays or Bank or other public holidays or before eight a.m. or after two p.m. on Saturdays or before eight a.m. or after seven p.m. on other days Provided that following a written request by the Tenant to the Landlord the Tenant may have access to the Demised Premises outside the said hours in accordance with the provisions contained in the Seventh Schedule hereto which provisions the Tenant hereby covenants to observe and perform

3.28 Not to leave premises vacant

           Not to leave the Demised Premises vacant for more than thirty consecutive days

3.29 Lifts

           Not without the consent of the Landlord to use any available passenger lift in the Office Block otherwise than for the conveyance of passengers

3.30 Not to invalidate insurance

           Not to do or suffer to be done anything whereby the policy or policies of insurance on the Demised Premises or on the Building against damage by the Insured Risks may become void or voidable or whereby the rate of premium thereon may be increased or the renewal thereof may be refused and to repay to the Landlord all sums paid by it by way of increased premium and all expenses incurred by it in or about any renewal of such policy or policies rendered necessary by a breach or non-observance hereof

3.31 Air-conditioning/cooling system

           That no equipment machinery or apparatus shall be installed or operated in the Demised Premises and nothing shall be done or omitted in the Demised Premises which may cause the efficiency of the heating ventilation air-conditioning and cooling system (if any) installed in the Demised Premises to be diminished or impaired in any way whatsoever

3.32 Car Park

           (a) Not to use or suffer the use of the Car Park otherwise than for the parking of private motor vehicles

           (b) Not to bring in or upon the Car Park any inflammable or combustible material or substance save such petrol and oil as is contained in the storage tanks of any cars which the Tenant is at the time being entitled to park thereon

           (c) To comply with such reasonable regulations or directions as may from time to time be given by the Landlord to the Tenant concerning the use of the Car Park and the means of access thereto

           (d) Not to do or cause or permit or suffer to be done any damage to the Car Park or the Building or to any property of the Landlord of any kind whatsoever in or about or adjoining or adjacent to the Car Park or the Building and in the event of the Tenants doing or causing or permitting or suffering to be done any such damage as aforesaid forthwith to make good the same provided that in default the Landlord may make good such damage and recover the cost as a debt due from the Tenant

4.  LANDLORD'S COVENANTS

    THE Landlord hereby covenants with the Tenant as follows:-

    4.1 Repair

           To keep the roof external walls and load bearing members of the structure of the Office Block and all things in or about the Building used by the Tenant in common with others and not included in the Demised Premises and those parts of the windows of the Demised Premises not the responsibility of the Tenant in good and tenantable repair and condition

           PROVIDED THAT

           4.1.1 the Landlord shall not be liable to make good any damage by any of the Insured Risks where the insurance moneys are irrecoverable through the act or default of the Tenant or any sub-tenant or licensee of his and

           4.1.2 any liability of the Landlord hereunder to rebuild the Building or any part thereof shall be deemed to have been satisfied if the Landlord provides in the rebuilt premises accommodation as convenient and commodious as but not necessarily identical with that previously existing

    4.2 Insurance

           4.2.1 To effect and maintain insurance of the Demised Premises (including insurance against loss of rent for three years and in respect of professional fees and debris removal) in the full reinstatement value thereof against damage by the Insured Risks and to apply any monies received by virtue of such insurance in making good the damage or loss to which it relates and any liability of the Landlord to reinstate the Demised Premises shall be satisfied if the Landlord provides in the rebuilt or reinstated premises accommodation as convenient and commodious as but not necessarily identical with that previously existing And if the Demised Premises shall be rendered wholly or partially unfit for occupation through damage by any of the Insured Risks then unless the insurance monies are irrecoverable through the act or default of the Tenant or any sub-tenant or Licensee of his the rent payable hereunder shall be abated to an extent proportionate to the extent of the damage and the duration of such unfitness for occupation but for a period not exceeding three years PROVIDED THAT the term "Insured Risks" and the Landlord's obligations under this subclause shall each be deemed to be qualified to the extent that Norwich Union Fire Insurance Society Limited (or such other company with which the Demised Premises are from time to time insured) shall decline to effect cover or shall impose any excess or qualification on the cover effected

           4.2.2 Any dispute as to the amount or extent of such cesser of rent shall be referred to the award of a single arbitrator if the Landlord and the Tenant can agree upon one and otherwise to an arbitrator appointed by the President for the time being of the Royal Institution of Chartered Surveyors upon the application of either party and in either case in accordance with the provisions of the Arbitration Acts 1950-1979 any statutory modification thereof for the time being in force

    4.3 Quiet enjoyment

           That the Tenant paying the rent or rents and observing the covenants on the Tenant's part herein contained shall during the Term quietly enjoy the Demised Premises without any interruption by the Landlord or any person lawfully claiming under or in trust for it

    4.4 Services

           To use reasonable endeavours to provide the services and carry out the works set out in sub-paragraphs 2 to 19 inclusive of Part II of the Schedule hereto

           Provided that -


           (a) no claim for loss damage or compensation shall lie against the Landlord for any failure to supply the same

           (b) if the Landlord acting reasonably deems it desirable in accordance with the principles of good estate management it may add to withdraw change or vary any of the services to be provided under this Lease or the method of providing or carrying out any such services

5. PROVISOS

    PROVIDED and it is hereby agreed and declared as follows:-

    5.1 Re-entry

           If the rent or rents hereinbefore mentioned or any part thereof shall at any time be unpaid for twenty-one days after becoming payable (whether formally demanded or not) or if any covenant on the Tenant's part herein contained shall not be performed or observed or if the Tenant shall suffer any execution to be levied on the goods of the Tenant or being a company go into liquidation (otherwise than for the purpose of a reconstruction or amalgamation) or become the subject of an Administration Order or be struck off or dissolved or being a private person become bankrupt or make any assignment for the benefit of creditors or make any arrangement with creditors for liquidation of the debts of the Tenant by composition or otherwise then and in any of the said cases it shall be lawful for the Landlord at any time thereafter to enter upon the Demised Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely determine but without prejudice to the right of action of the Landlord in respect of any antecedent breach of the Tenant's covenants herein contained

    5.2 Liability on Covenants

           No liability shall attach in respect of any breach of any positive covenant (other than covenants for the payment of money) on the part of the Landlord or the Tenant herein contained or implied so long as the Landlord or the Tenant as the case may be shall be prevented from performing the same by statutory restrictions non-availability of labour or materials or matters beyond their control except that if such breach shall occur as aforesaid the Landlord or the Tenant as the case may be shall immediately conditions permit remedy such breach and in the event of any such breach of a Tenant's covenant nothing been remedied before the Tenant gives up possession of the Demised Premises the Tenant shall forthwith pay to the Landlord such an amount as shall be necessary to remedy such breach as aforesaid

    5.3 Lifts

           The Landlord shall not be responsible for any loss or inconvenience occasioned by the closing of any lift in the Building for repairs or any other necessary purposes or for any accidents that may occur to the Tenant

    5.4 Light and air

           The Tenant shall not be entitled to any right of access of light or air to the Demised Premises which would restrict or interfere with the free user of any adjoining or neighbouring property for building or any other purpose

    5.5 Service of notices

           Section 196 of the Law of Property Act 1925 (as amended by the Recorded Delivery Service Act 1962) shall apply to any notice to be served hereunder as if such notice were a notice authorized by that Act

    5.6 Disputes

           Any disputes arising between the Tenant and other lessees tenants or occupiers of the Building as to any easement right or privilege in connection with the use of the Demised Premises and the Building shall either be decided by the Landlord acting fairly and reasonably whose decision shall be binding upon all parties to the dispute or be settled in such manner as the Landlord shall reasonably direct

    5.7 Compensation

           To the extent permitted by sub-section (3) of Section 38 of the Landlord and Tenant Act 1954 any right of the Tenant to compensation under Section 37 of the said Act is hereby excluded and any right to compensation under any statutory amendment or re-enactment of such Act is hereby excluded to the extent therein permitted

    5.8 Interest on arrears

           If and whenever the Tenant shall fail to pay the rent or rents hereby reserved or any part thereof by the date on which the same shall become due the Tenant shall pay to the Landlord interest on such arrears of rent or rents at the rate of four per cent above the Base Rate calculated from the date it was due to the date of actual payment thereof and where the Tenant pays any such arrears of rent following the appearance of a bailiff instructed by the Landlord then any such bailiffs charges and/or commissions shall be paid by the Tenant

    5.9 VAT

           5.9.1      Output Tax

                      Any obligation of the Tenant hereunder or under any document entered into pursuant hereto to make payment to the Landlord shall include an obligation to pay in addition any VAT payable in respect of the supply to which the payment relates

           5.9.2 Unless the contrary is specified any sum specified in this Lease is (and any sum to be agreed certified determined or ascertained pursuant to the provisions hereof shall be) a sum net of VAT

           5.9.3      Input Tax

                      Any obligation of the Tenant hereunder to repay to the Landlord any expenditure incurred by the Landlord shall include an obligation to repay any VAT forming part of such expenditure but only to the extent that the Landlord is unable to recover such VAT from the Customs & Excise

     5.10 Abandoned

           If at such time as the Tenant has vacated the Demised Premises on the determination of the Term either by effluxion of time or otherwise any property of the Tenant shall remain in or on the Demised Premises and the Tenant shall fail to remove the same within fourteen days after being requested by the Landlord so to do the Landlord may as agent of the Tenant (and the Landlord is hereby appointed by the Tenant to act in that behalf) sell such property and shall then hold the proceeds of sale after deducting the costs and expenses of removal storage and sale reasonably and properly incurred by it and any other moneys due from the Tenant to the Landlord to the order of the Tenant PROVIDED ALWAYS THAT if such proceeds of sale shall be insufficient to meet the costs and expenses as aforesaid the Tenant shall pay the amount of the deficiency on demand and will indemnify the Landlord against any claim or liability in respect thereof PROVIDED FURTHER THAT the Tenant will indemnify the Landlord against any liability by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant

     5.11 Managing Agents

           The Landlord shall be at liberty to employ managing agents or other professional advisers to discharge the Landlord's duties under these presents and whenever the duties of the Landlord have been delegated to managing agents or other professional advisers the Tenant shall be entitled and required to accept their requirements in discharge of the Landlord's duties as being the requirements under these presents of the Landlord itself

     5.12 Car Park

           The Landlord shall not be liable for any loss or damage whatsoever caused to or suffered by the Tenant or the servants agents licensees or visitors of the Tenant or any property of such person or to any private motor car or any of the contents or property of on or in any such car while it is approaching or in or upon or departing from the Car Park whether such loss or damage be due to the negligence of the Landlord or any of its servants or agents or to any other cause whatsoever

    5.13 Tenant's option to determine

           5.13.1     In this clause "Determination Date" means 25 December 1998

           5.13.2 If the Tenant wishes to determine this Lease on the Determination Date it must

                      5.13.2.1 serve notice upon the Landlord not less than twelve months before the Determination Date of its intention to determine this Lease

                      5.13.2.2 yield up the Demised Premises on the Determination Date with vacant possession and otherwise in accordance with clause 3.6

           5.13.3 Subject to compliance with clause 5.13.2 and the proviso hereinafter contained this Lease shall determine upon the Determination Date but without prejudice to the rights of any party against another in respect of any antecedent breach of covenant

           5.13.4 Upon the Determination Date and subject to clauses 5.13.2 and 5.13.3 and the said proviso the Tenant shall hand over to the Landlord the original lease and all other title deeds and documents relating to the Demised Premises

           PROVIDED that in the event of the Tenant exercising this option it shall pay to the Landlord on or prior to the Determination Date a sum of SEVENTY ONE THOUSAND TWO HUNDRED AND FIFTY POUNDS (POUNDS 71,250) BUT PROVIDED FURTHER that in the event of the Tenant not exercising this option the Landlord shall grant to the Tenant a 7 month rent-free period with effect from the Determination Date which rent-free period for the avoidance of doubt shall apply to a reviewed rent payable in accordance with the provisions of the Third Schedule from the Determination Date whether or not such reviewed rent has been agreed on the Determination Date.

    5.14 Headings

           The clause and schedule headings and the index do not form part of this Lease and shall not be taken into account in its construction or interpretation

6. SURETY

    The Surety in consideration of the demise hereinbefore contained having been made at its request hereby covenants with the Landlord:-

    6.1 as well after as before any disclaimer of this Lease that the Tenant will pay the rent hereby reserved on the days and in manner aforesaid and will perform and observe all the Tenant's covenants herein contained or implied and that in case of default in such payment of rent or in the performance or observance of such covenants as aforesaid or any one or more of them then and in every such case the Surety will pay the rent or observe and perform any covenant in respect whereof the Tenant shall be in default as aforesaid PROVIDED ALWAYS and it is hereby agreed that any neglect or forbearance of the Landlord in endeavouring to obtain payment of the rent hereby reserved when the same become payable or to enforce performance of the several covenants herein on the Tenant's part contained or implied and any time which may be given to the Tenant by the Landlord shall not release or exonerate or in any way affect the liability of the Surety under this clause

    6.2 that if the Tenant shall cease to exist (whether by being struck off the Register of Companies or otherwise) or shall go into liquidation (otherwise than for the purpose of a reconstruction or amalgamation) or being individuals or an individual is adjudicated bankrupt and the liquidator or trustee in such bankruptcy as the case may be shall disclaim this Lease or a Receiver shall abandon or in any other manner terminate the Term or if the Landlord shall forfeit this Lease and if the Landlord shall within six months after having actual notice that the Tenant has ceased to exist or within six months after such disclaimer abandonment termination or forfeiture by notice in writing require the Surety to accept a lease of the Demised Premises for a term commencing on the day after the Tenant ceased to exist or the day after any such disclaimer abandonment termination or forfeiture and expiring on the day the Term is due to expire at the same rents and under the like covenants and conditions as are reserved by and contained in this Lease (the said new lease and rights and liabilities thereunder to take effect as from the date of the said disclaimer abandonment or termination) then and in such case the Surety shall accept such lease accordingly and execute a counterpart thereof

    6.3 that if in relation to any assignment of this Lease the Tenant (which term in this sub-clause means the party hereto as tenant and not any successor in title) enters into an agreement with the Landlord (being an authorised guarantee agreement within the meaning of section 16 of the Landlord and Tenant (Covenants) Act 1995) the Surety will execute and deliver to the Landlord an agreement under seal in the form set out in the Sixth Schedule hereto under which the Surety will guarantee the performance of the Tenant's obligations under the said authorised guarantee agreement and will (if the Tenant is required by virtue of such agreement to take a new lease of the Demised Premises or takes an overriding lease of the Demised Premises under section 19 of the said Act) guarantee in the terms of this clause 6 the performance of the covenants on the part of the Tenant contained in such new lease or overriding lease

7. AGREEMENT FOR LEASE

    It is hereby certified that there is no Agreement for Lease to which this Lease gives effect

IN WITNESS whereof this instrument has been duly executed as a deed by the parties hereto the day and year first above written


                   The First Schedule hereinbefore referred to
                          Rights granted to the Tenant

(1) The right in common with the Landlord and all other persons having a like right to use for the purpose of access to and egress from the Demised Premises the vestibules passages and staircases of the Office Block and also any available passenger lift therein AND ALSO the right to use in common with all other persons authorised by the Landlord the lavatories and water closets in the Office Block allocated to the Tenants use from time to time by the Landlord AND ALSO the right in common with all other persons entitled thereto and so far as the Landlord has power to grant the same of free passage and running of water soil smoke gas and electricity from and to the Demised Premises through the Common Service Media and the adjoining or adjacent property

(2) The right to park 22 private motor vehicles in the Car Park in such space or spaces as the Landlord in its sole discretion shall from time to time allocate in writing to the use of the Tenant which allocation, may be changed by the Landlord on giving previous notice as frequently as it may deem fit and nothing herein shall be construed as conferring on the Tenant the exclusive right to use any particular space or spaces in the Car Park

(3) The right for the Tenant and all persons authorised by the Tenant as ancillary to the Tenant's occupation of the Demised Premises and in common with the Landlord and all other persons having similar rights and in accordance with such reasonable regulations (including those relating to security) as the Landlord may from time to time determine to use

    (A) on foot only and with or without trolleys and similar small-wheeled vehicles the paladin store indicated as such on the plan numbered 3 attached hereto for the storage of refuse originating in the Demised Premises pending its removal by the local authority

    (B) with or without vehicles

        (i) so much of the service yard shown coloured brown on the said plan numbered 3 as is necessary for the unloading of goods intended for the Demised Premises

        (ii) the service road and ramps serving the said service yard and the Car Park as means of access to and egress from the said yard and the Car Park respectively

        (iii) the roadway shown edged brown on the said plan numbered 3 as a means of access between the public highway and the service road and ramps referred to in item (B)(ii) hereof until the said roadway edged brown becomes adopted as an area maintainable at public expense

                  The Second Schedule hereinbefore referred to
                         Exceptions and Reservations

EXCEPT AND RESERVING unto the Landlord and all other persons entitled thereto the free passage and running of water soil smoke gas and electricity from other parts of the Building and the adjoining or adjacent property through the Common Service Media in or under the Demised Premises and the right to enter the Demised Premises at any time or times by previous appointment (except in the event of emergency and then at any time) to inspect maintain alter add to or repair the same the person or persons exercising such right making good any damage caused thereby and

                   The Third Schedule hereinbefore referred to
                                   Rent Review

1. The rent payable hereunder shall be reviewed on the Twenty-fifth day of December in the years One thousand nine hundred and ninety-eight and Two thousand and three each such date being hereinafter called a "Rent Review Date"

2. For the purpose of this Schedule the expression "Market Rental Value" means the annual rack rent of the Demised Premises having the benefit of (for the avoidance of doubt) the car parking rights referred to in the First Schedule at the relevant Rent Review Date

        (A)     On the following assumptions:

                (1) that the Demised Premises are available and fit for immediate occupation and are ready for any use permitted by this Lease or any licence or consent granted by the Landlord or for such other purpose for which planning permission may have been granted and that no work has been carried out thereon by the Tenant its sub-tenants or their predecessors in title during the Term which has diminished the rental value of the Demised Premises and that if the Demised Premises have been destroyed or damaged they have been fully restored

                (2) that the Demised Premises are available to be let in the open market by a willing landlord to a willing tenant as a whole without a premium but with vacant possession and subject to the provisions of this Lease (other than the amount of the rent hereby reserved but including the provisions for rent review) for a term equal to the residue of the Term of this Lease then remaining unexpired or a Term of five years commencing on the Rent Review Date whichever is the greater

                (3) that the Demised Premises may be used for the purposes permitted by this Lease or any licence or consent granted by the Landlord or for such other purpose for which planning permission may have been granted at the request of the Tenant whichever would yield the highest rent

                (4) that the covenants herein contained have been fully performed and observed and

                (5) that no reduction is to be made to take account of any rental concession which on a new letting with vacant possession might be granted to the incoming tenant whether in respect of a period within which its fitting-out works would take place or otherwise

        (B)     But disregarding:-

                (1) any effect on rent of the fact that the Tenant its sub-tenants or their respective predecessors in title have been in occupation of the Demised Premises and

                (2) any goodwill attached to the Demised Premises by reason of the carrying on thereat of the business of the Tenant its sub-tenants or their predecessors in title

                (3) the effect on rent of any improvement (shown to be such by the Tenant) to the Demised Premises or any part thereof completed not more than twenty one years before the relevant Rent Review Date and carried out:-

                        (a) by the Tenant its sub-tenants or their respective predecessors in tide and

                        (b) with the previous written approval of the Landlord and with all other necessary consents where required and

                        (c) otherwise than in pursuance of an obligation to the Landlord and

                        (d) without liability on the part of the Landlord to reimburse any part of the cost thereof and

                        (e) during the Term or during any period of occupation prior thereto arising out of an agreement to grant such Term

                (4) Any rent-free period granted to the Tenant by the Landlord pursuant to the terms of Clause 5.13

3. The Landlord and the Tenant shall endeavour to agree the Market Rental Value as at the relevant Rent Review Date but in the event of the Landlord and the Tenant failing so to agree in writing by the relevant Rent Review Date (or within such extended period as the Landlord and the Tenant shall agree) the Market Rental Value shall be determined by an arbitrator such arbitrator to be nominated in the absence of agreement between the Landlord and the Tenant by the President of the Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant and the decision of such arbitrator shall be binding on both the Landlord and the Tenant save to the extent that such decision is set aside or varied or remitted by any Court of competent jurisdiction

4. If the Market Rental Value so agreed or determined as at any Rent Review Date shall be found to exceed the rent payable hereunder immediately prior to such Rent Review Date there shall be substituted for the yearly rent then payable hereunder an increased yearly rent equal to the Market Rental Value so agreed or determined but if the Market Rental Value as aforesaid shall be equal to or less than the rent payable hereunder immediately prior to such Rent Review Date the rent payable immediately prior to such Rent Review Date shall continue to be payable until such time as it is increased pursuant to the provisions hereof

5. Such increased yearly rent shall be payable from the relevant Rent Review Date for the residue of the Term or until a greater rent is substituted therefor under this Schedule but in the event of the Market Rental Value not having been agreed or determined by such Rent Review Date then the rent payable immediately prior to such Rent Review Date shall continue to be payable until such agreement or determination as aforesaid and on demand following or in the event of no demand having been made on the quarter day next after such agreement or determination whichever is the earlier the Tenant shall pay in addition to the increased quarter's rent then payable the sums by which the rent paid on each rent payment date on or after the Rent Review Date in question fell short of the rent subsequently agreed or determined to have been payable on that date together with interest (at the annual rate of one per cent above Base Rate) calculated in respect of each such sum from the rent payment date on which it was payable to the date on which it is paid

6. it is hereby further provided in relation to the Market Rental Value as follows:-

        (A)

                (1) the arbitration shall be conducted in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force

                (2) the arbitrator shall have knowledge of and be experienced in the valuation and letting of premises similar to the Demised Premises and in the locality of the Demised Premises

                (3) it is the intention of the parties that the arbitrator shall make a reasoned award

        (B) When the amount of any rent to be ascertained as hereinbefore provided shall have been so ascertained memoranda thereof shall thereupon be signed by or on behalf of the Landlord and the Tenant and annexed to this Lease and counterpart thereof and the parties shall bear their own costs in respect thereof

        (C) For the purpose of this Schedule time shall not be of the essence

        (D) The fees and expenses of the arbitrator including the cost of his appointment shall be borne equally by the Landlord and the Tenant unless the arbitrator directs otherwise

                  The Fourth Schedule hereinbefore referred to

                                     Part I

                            Payment of service charge


1.      In this Schedule the expressions:-

        1.1 "Accounting Period" shall mean the period from lst January to 31st December in any year or such other period (not being more than twelve months) as the Landlord may in its discretion from time to time determine

        1.2 "the Building" shall also include all areas facilities and features within the curtilage of the Building and any extensions or alterations thereto

        1.3     "the Common Parts" means the Common Parts defined in Clause
                1.1.4 of this Lease

        1.4 "the Engineering Risks" means the risks of impact damage caused by fragmentation of plant and machinery death or injury to persons and damage to property caused by explosion or collapse of boilers or pressure plant sudden and unforeseen physical damage to boilers or pressure plant lifts and hoists and other machinery (and damage thereby caused to the demised premises) and liability to third parties in respect of any accident (other than fire or explosion) involving lifts or hoists or such other risks as the Landlord may from time to time require PROVIDED that any additional or different risks required by the Landlord shall be those against which Norwich Union Fire Insurance Society Limited (or another comparable and reputable insurance company) from time to time offers cover at standard rates in respect of properly installed operated and maintained plant and machinery

        1.5     "the Expenditure" shall mean:-

                1.5.1 the expenses and outgoings incurred by the Landlord in the Accounting Period in effecting and maintaining insurance carrying out the repairs and other obligations providing the services and facilities and making the payments relating to the Building all of which are mentioned in Clause 4.1 hereof and Part II of this Schedule

                1.5.2 the reasonable and proper fees of any agents retained by the Landlord to manage and supervise the Building or (at the discretion of the Landlord) a surcharge of 10% of the cost of the obligations and services set out in Clause 4.1 hereof and in sub-paragraphs 2 to 19 inclusive of Part II of this Schedule as a management fee

                1.5.3 any Value Added Tax which the Landlord may incur and which is irrecoverable as input tax by the Landlord

                1.5.4 any Value Added Tax which the Landlord may be liable to levy in respect of the Service Charge

                1.5.5 such provision for anticipated future expenditure in relation to the services and works referred to in Clause
                        4.1 and Part II of this Schedule as the Landlord shall reasonably deem appropriate but subject to the provisions of Part III of this Schedule including for the avoidance of doubt the replacement and renewal of apparatus machinery or equipment

                1.5.6   interest at:

                        (1) such reasonable borrowing rate as the Landlord shall have incurred thereon

                        OR

                        (2) if the Landlord funds the expenditure itself a rate of two per centrum. above Base Rate on any expenditure charged to any subsequent Accounting Period

        1.6 "the Service Charge" shall be a fair proportion to be fixed by the Landlords Surveyor acting fairly and reasonably of the Expenditure The Landlord shall have the right to make allowances in such calculation for the differences in the insurance of or the repairs services and facilities provided or supplied to any premises in the Building

2. As soon as may be practicable prior to the beginning of an Accounting Period the Landlord may notify the Tenant in writing of the Landlord's reasonable estimate of the Service Charge for the forthcoming Accounting Period ("the Interim Sum") and the Tenant shall pay the Interim Sum to the Landlord on account of the Service Charge by four equal instalments on the usual quarter days Such Interim Sum shall be in substitution for that previously payable. The Interim Sum for the period from the Twenty-fifth day of December One thousand nine hundred and ninety-six until the end of the first Accounting Period shall be the yearly sum of FORTY ONE THOUSAND SEVEN HUNDRED POUNDS (Pounds 41,700)

3. If the Landlord shall fail to notify the Tenant in accordance with the preceding subparagraph then until such notification the Tenant shall continue to make payments in accordance with the last notified Interim Sum or if there has been no such notification at the rate specified in the preceding paragraph

4. The amount of the Service Charge shall be ascertained and certified by a certificate (hereinafter called "the certificate") so soon after the end of the Accounting Period as may be practicable and shall relate to such period and shall be signed by the Landlord's Surveyor (who shall be an Associate or Fellow of the Royal Institution of Chartered Surveyors and who may be an employee of the Landlord) or the Landlord's Accountant (who shall be an Associate or Fellow of the Institute of Chartered Accountants of England and Wales or the Chartered Association of Certified Accountants and who may be an employee of the Landlord) or managing agent (at the discretion of the Landlord) acting as an expert and not as an arbitrator

5.      In the event of

        5.1 the Interim Sum being less than the Service Charge so certified the Tenant shall within 21 days of demand pay to the Landlord the difference between the Interim Sum and the Service Charge so certified (and in relation to the Accounting Period in which the term shall expire or determine the obligation to pay the said difference shall continue notwithstanding such expiration or determination) or

        5.2 the Interim Sum being in excess of the Service Charge so certified the overpayment shall be refunded to the Tenant or at the discretion of the Landlord shall be credited to the Tenant against any outstanding rent or other payments due from the Tenant or if there are none against the next payment or payments of the Interim Sum

6. A copy of the certificate for an Accounting Period shall be supplied by the Landlord to the Tenant on written request and without charge

7. The certificate shall contain a summary of the Expenditure during the Accounting Period to which it relates together with a summary of the relevant details and figures forming the basis of calculation of the Service Charge and the certificate (or a certified copy thereof) shall be conclusive evidence for the purposes hereof of facts which it purports to certify save for any manifest errors

                                     Part 11
                              Service charge items

1.      Premiums incurred by the Landlord

        1.1 in insuring the Building and the Landlord's fixtures and fittings therein of thereon (including insurance against loss of rent for three years professional fees and debris removal) against the Insured Risks

        1.2 in effecting property owners liability insurance and third party insurance in respect of the Building in a sum reasonably determined by the Landlord from time to time

        1.3 in effecting insurance in respect of any plant machinery apparatus and equipment in the Building against the Engineering Risks

        AND including the cost of any valuation of the Building carried out for the purpose of insurance Provided that there shall be no more than one such valuation in any period of 3 years

2. Maintenance repair renewal and decoration of such parts of the Building as are not the responsibility of the tenants of the Building including (without limitations) the Common Parts the Car Park and the vehicle control barriers at the entrance thereto any landscaped areas service are as roadways ramps walls fences and ornamental features)

3. Providing maintaining repairing and renewing the lighting of the Car Park the exterior of the Building and the interior of the Common Parts including service areas paths paved areas roadways and ramps

4. The cost of carrying out any works (or other actions including adequate fire drill instruction) upon or to such parts of the Building as shall be necessary to comply with any statutory requirement or any notice or direction deriving authority under statute and any reasonable requirement or recommendation of any relevant authority or the insurance company with which the Building is from time to time insured and the cost of taking all steps deemed desirable or expedient by the Landlord in making representations against or otherwise contesting the incidence of the provisions of any statute byelaw or notice concerning town planning public health highways streets drainage or other matters relating to or alleged to relate to the Building or any part of it for which any tenant is not directly and exclusively liable

5. Provision of a passenger lift service including maintenance repair renewal and decoration

6. Heating the Office Block through the heating installation in the Office Block to such temperatures and between such dates in the cold season as the Landlord shall determine including insurance maintenance servicing repair renewal and decoration of the installation

7. Ventilating and/or cooling the Office Block including maintenance repair renewal and any decoration of the system

8. The cost of the supply of electricity gas oil or other fuel for the provisions of the services

9. Cleaning the exterior of the Building and the interior of the Common Parts including the cleaning of all windows both inside and out insofar as such window cleaning is not the responsibility of the tenants of the Budding including insurance maintenance repair and any decoration of the equipment used in connection with such cleaning

10. Gritting sanding or treating with chemical ice prevention materials and snow clearance when and where appropriate

11. Provision of such apparatus and equipment (including the maintenance repair renewal and insuring of any such apparatus and equipment) and staff for the servicing management supervision cleaning and security of the Building as the Landlord shall reasonably consider necessary such cost to include

        11.1    insurance pension and welfare contributions

        11.2    transport facilities and benefits in kind

        11.3    the provision of uniforms and working clothing

        11.4 the provision of vehicles tools appliances cleaning and other materials fixtures and fittings and other equipment for the proper performance of their duties and a store for housing the same and

        11.5 a notional rent (not exceeding current market rent) for any premises provided for every such person's use occupancy or residence

12. Providing maintaining repairing and replacing all floor coverings all signs signposts furniture furnishings seasonal decorations displays ornamental features plants shrubs trees cut flowers public pay telephones first aid or other amenities as the Landlord at its discretion shall provide in the Common Parts

13. Provision of and maintaining repairing and replacing the fire fighting equipment and securing a supply of water thereto including any sprinkler system fire detection equipment and alarm system and any burglar alarms or surveillance system and any loud speaker public address or music broadcast system in the Building

14. Provision of hot and cold water and other requisites to the lavatories in the Common Parts and including as appropriate the maintenance repair renewal and cleaning of all equipment necessary for such provision

15. Removal and disposal of trade or other refuse from the Building at such times and in such manner as the Landlord shall determine including the provision maintenance replacement and renewal of any compacting or other necessary equipment

16.     Marking out the spaces in the Car Park

17. All rates taxes assessments duties charges impositions and outgoings payable by the Landlord in respect of the Common Parts

18. The reasonable and proper cost of any works (forming part of the services) carried out Pursuant to a planned maintenance programme for the Building and the reasonable and proper fees payable by the Landlord to any professional consultant engaged to prepare and implement such programme

19. Any other services and facilities as may be provided or supplied by the Landlord in accordance with the provisions of Clause 4.4 hereof

                                     Part III

The following Provisions shall apply to sums recovered by the Landlord from the Tenant pursuant to 1aragraph 1.5.5 of Part I of this Schedule in respect of the anticipated future expenditure:-

1. The annual sum recovered shall be the proper proportion attributable to the Demised Premises of the annual amount (determined by the Landlord acting reasonably) required to cover the cost of replacing or renewing the item of items in question at prices current in the financial year in respect of which the recovery is made and over the period estimated (in the same year) to be the expected life of the said item or items (whether or not extending beyond the Term)

2. All such sums shall be used by the Landlord (insofar as such sums are adequate) in discharging the Landlord's obligations under Clause 4 hereof and any income arising therefrom shall be so used

3. The Tenant shall not be entitled to repayment of any such sums or any part thereof in the event of an assignment or parting with the Tenant's interest in the Demised Premises

4. If the Landlord shall sell or otherwise part with its interest in the Building the sums recovered and any income (net of tax) accrued thereon shall on completion be handed to the Purchaser or other party acquiring the Landlord's interest in the Building

                  The Fifth Schedule hereinbefore referred to
                         Authorised Guarantee Agreement

THIS AGREEMENT is made the        day of            One thousand nine hundred
and ninety-          BETWEEN

(1) THE NORWICH UNION LIFE INSURANCE SOCIETY whose registered office is at Surrey Street in the City of Norwich ("the Landlord" which expression includes the person in whom the reversion expectant on the determination of the Term hereinafter defined is vested)

(2)

("the Assignor")

WHEREAS:-

(1) This Agreement is supplemental to the document or documents ("the Lease") short particulars whereof appear in the Schedule hereto whereby the premises ("the Premises') described in the said Schedule were demised for the term of years ("the Term") mentioned in the said Schedule

(2) The Assignor is entitled to the Premises for the residue of the Term subject to the covenants contained in the Lease and the reversion expectant on the determination thereof is vested in the Landlord

(3) Pursuant to the covenant in the Lease application has been made to the Landlord by the Assignor for consent to assign the Premises and the Landlord has agreed to give licence to assign the Premises to
           of            ("the Assignee") for the residue of the Term subject
        to the Assignor covenanting with the Landlord in manner hereinafter appearing

NOW THIS DEED WITNESSETH as follows:-

IN consideration of the grant of the licence hereinbefore referred to the Assignor covenants with the Landlord:-

1. (as an obligation distinct from and without prejudice to any contained in the Lease) to:-

        1.1 procure that notice is given to the Landlord within 14 days of the completion of the assignment indicating the name and address of the party to whom future rent demands should be sent

        1.2 give to the Landlord within twenty-eight days of the completion of the assignment full particulars thereof including the amount of any consideration therefor

2. that the Assignee will from and after the date of the assignment to it pay the rents reserved by the Lease on the days and in manner therein provided and will perform and observe all the lessee's covenants in the Lease contained or implied and that in case of default in such payment of rent or in the performance or observance of such covenants as aforesaid or any one or more of them then and in every such case the

        Assignor or the Personal Representative(s) of the Assignor will pay the rents and observe and perform any covenant in respect whereof the Assignee shall be in default as aforesaid PROVIDED ALWAYS and it is hereby agreed that any neglect or forbearance of the Landlord in endeavouring to obtain payment of the rents reserved by the Lease when the same become payable or to enforce performance of the several covenants on the lessee's part in the Lease contained or implied and any time which may be given to the Assignee by the Landlord shall not release or exonerate or in any way affect the liability of the Assignor

3. that if the Assignee shall cease to exist (whether by being struck off the Register of Companies or otherwise) or shall go into liquidation (otherwise than for the purpose of a reconstruction or amalgamation) or being individuals or an individual is adjudicated bankrupt and the liquidator or trustee in such bankruptcy as the case may be shall disclaim the Lease or a Receiver shall abandon or in any other manner terminate the Term or if the Landlord shall forfeit the Lease and if the Landlord shall within six months after having actual notice that the Assignee has ceased to exist or within six months after such disclaimer abandonment termination or forfeiture by notice in writing require the Assignor or his Personal Representative(s) to accept a lease of the Premises for a term commencing on the day after the Assignee ceased to exist or the day after any such disclaimer abandonment termination or forfeiture and expiring on the day the Term is due to expire at the same rents and under the like covenants and conditions as are reserved by and contained in the Lease (the said new lease and rights and liabilities thereunder to take effect as from the date of the said disclaimer abandonment or termination) then and in such case the Assignor or his Personal Representative(s) shall accept such lease accordingly and execute a counterpart thereof and shall pay the Landlord's solicitors' costs in connection. with the grant of such lease.

IN WITNESS whereof this instrument has been duly executed as a deed the day and year first above written

                         THE SCHEDULE above referred to

Nature of document:

Date:

Parties:    (1)
            (2)
Term:
Premises:



                   The Sixth Schedule hereinbefore referred to
                  Agreement guaranteeing obligations in an AGA

THIS AGREEMENT is made the         day of             One thousand nine hundred
and ninety-           BETWEEN

(1) THE NORWICH UNION LIFE INSURANCE SOCIETY whose registered office is at Surrey Street in the City of Norwich ("the Landlord" which expression includes the person in whom the reversion expectant on the determination of the Term hereinafter defined is vested)

(2)

("the Surety")

WHEREAS:-

(1) By an, Authorised Guarantee Agreement dated ____________ and made between the Landlord of the one part and ("the Assignor") of the other part the Assignor has entered into obligations guaranteeing the performance by its assignee of the obligations of the tenant under the lease short particulars whereof appear in the Schedule hereto whereby the premises ("the Premises") described in the said Schedule were demised for the term of years ("the Term") mentioned in the said Schedule

(2) By virtue of the obligations on the part of the Surety contained in the Lease ("the Original Surety Covenants") the Surety has agreed to enter into this agreement to guarantee the performance of the obligations on the part of the Assignor as hereinafter appears

NOW THIS DEED WITNESSETH as follows:-

THE Surety hereby covenants with the Landlord:-

1. that the Assignor will perform and observe all the obligations on its part contained in the Authorised Guarantee Agreement and that in case of default in such performance or observance as aforesaid then and in any such case the Surety or the Personal Representative(s) of the Surety will observe and perform any covenant in respect whereof the Assignor shall be in default as aforesaid and shall pay or make good to the Landlord any losses damages costs or expenses incurred by the Landlord as a consequence of such default PROVIDED ALWAYS and it is hereby agreed that any neglect or forbearance of the Landlord in endeavouring to enforce performance of the said obligations on the part of the Assignor or any of them and any time which may be given to the Assignor by the Landlord shall not release or exonerate or in any way affect the liability of the Surety

2. that if the Assignor shall (either) be called upon under the terms of the Authorised Guarantee Agreement to take up a lease of the Premises
        (or) shall call for the grant to the Assignor of an overriding lease of the Premises pursuant to the provisions of section 19 of the Landlord and Tenant (Covenants) Act 1995 or any amendment or reenactment thereof having similar effect then and in either such case the Surety shall enter into covenants with the Landlord mutatis mutandis the same as the Original Surety Covenants (to be contained either in such lease or in a separate deed as the Landlord shall require in writing) guaranteeing the performance of the obligations o the Assignor under such lease

IN WITNESS whereof this instrument has been duly executed as a deed the day and year first above written

                         THE SCHEDULE above referred to

Nature of document:

Date:

 Parties:   (1)

            (2)

Term:

Premises:

                 The Seventh Schedule hereinbefore referred to

The Landlord shall on written request supply to the Tenant keys to enable the Tenant to use the Demised Premises outside the hours referred to in clause 3.27 hereof (hereinafter called "the specified hours") on the following conditions:-

1. The keys supplied are to remain in the possession of senior personnel of the Tenant whose names shall be notified to the Landlord in writing and no further copies of the keys are to be made

2. The Tenant will use all reasonable endeavours to ensure that no unauthorised person gains access to the Building during such times and the Tenant has access outside the specified hours

3. The exterior doors to the Building are to be locked when the Building is used outside the specified hours and upon leaving the Building all doors are to be locked and the Building left secure

4. The Tenant will indemnify the Landlord from and against any claim arising from or in connection with or caused by the use of the Building outside the specified hours attributable to misuse or negligence by the Tenant or other permitted occupiers of the Demised Premises

5. The Landlord reserves the right to withdraw the privilege to use the Demised Premises outside the specified hours at any time in the event of the Tenant being in breach of the conditions of this Schedule or Clause
        3.21 hereof and thereupon the Tenant will return the keys to the Landlord

6. The Tenant accepts that the use of the Building outside the specified hours is entirely at its own risk

7. The Landlord will not undertake to provide heating lifts or other services outside the specified hours but if any such services are used then this will be entirely at the

        Tenant's own risk and it will reimburse the Landlord with any additional expense incurred in the provision of services or any increased insurance premium payable

8. The Tenant will advise the Landlord immediately should any of the said keys be lost or misplaced and if such keys shall be lost or misplaced and the Landlord considers it necessary to change the locks to the doors of the Building then the cost incurred will be borne by the Tenant

9. On the expiration or sooner determination of this Lease for any reason whatsoever or in the case of any assignment or underletting of the Demised Premises the keys are to be returned forthwith to the Landlord

10. The Tenant will observe all requirements communicated to it on the Landlord's behalf and comply with any reasonable regulations that the Landlord may from time to time impose in connection with the use of the Building outside the specified hours


THE COMMON SEAL of            )
QUINTILES (UK) LIMITED        )
was hereunto affixed in the   )                             [SEAL]
presence of:-                 )

                                 Director



                                 Secretary


THE COMMON SEAL of            )
QUINTILES TRANSNATIONAL       )
CORPORATION was hereunto      )                             [SEAL]
affixed in the presence of:-  )

                                 Director



                                 Assistant Secretary

1. DEFINITIONS                                                        1
2. DEMISE                                                             4
3. TENANT'S COVENANT'S                                                4
     3.1 Rent                                                         4
     3.2 Rates and outgoings                                          4
     3.3 Costs of Notices                                             5
     3.4 Signboard                                                    6
     3.5 Entry by Landlord                                            7
     3.6 Repair                                                       7
     3.7 Repairs after notice                                         8
     3.8 Defects etc                                                  9
     3.9 Statutory Works                                              9
     3.10 Observe rules and regulations                               9
     3.11 Decoration                                                  9
     3.12 Cleaning                                                    9
     3.13 Planning                                                   10
     3.14 Letting and sale notices                                   11
     3.15 Notices                                                    12
     3.16 Telecommunications Act 1984                                12
     3.17 Alterations                                                12
     3.18 User                                                       13
     3.19 Alienation                                                 13
     3.20 Lavatories                                                 17
     3.21 Nuisance                                                   17
     3.22 Obstruction                                                18
     3.23 Floor loading                                              18
     3.24 Auction                                                    18
     3.25 Machinery etc                                              18
     3.26 Signs etc                                                  18

     3.27 Hours of use etc                                           18
     3.28 Not to leave premises vacant                               19
     3.29 Lifts                                                      19
     3.30 Not to invalidate insurance                                19
     3.31 Air-conditioning/cooling system                            19
     3.32 Car Park                                                   19
4. LANDLORD'S COVENANTS                                              20
     4.1 Repair                                                      20
     4.2 Insurance                                                   21
     4.3 Quiet enjoyment                                             22
     4.4 Services                                                    22
5. PROVISOS                                                          22
     5.1 Re-entry                                                    22
     5.2 Liability on Covenants                                      23
     5.3 Lifts                                                       23
     5.4 Light and air                                               23
     5.5 Service of notices                                          24
     5.6 Disputes                                                    24
     5.7 Compensation                                                24
     5.8 Interest on arrears                                         24
     5.9 VAT                                                         24
     5.10 Abandoned Property                                         25
     5.11 Managing Agents                                            26
     5.12 Car Park                                                   26
     5.13 Tenant's option to determine                               26
     5.14 Headings                                                   27
6. SURETY                                                            27
7. AGREEMENT FOR LEASE                                               29
The First Schedule hereinbefore referred to                          29

     Rights granted to the Tenant                                    29
     The Second Schedule hereinbefore referred to                    30
     Exceptions and Reservations                                     30
     The Third Schedule hereinbefore referred to                     31
     Rent Review                                                     31
     The Fourth Schedule hereinbefore referred to                    34
     The Fifth Schedule hereinbefore referred to                     41
     Authorised Guarantee Agreement                                  41
     The Sixth Schedule hereinbefore referred to                     44
     Agreement guaranteeing obligations in an AGA                    44
     The Seventh Schedule hereinbefore referred to                   46